EXHIBIT 23.2
              [Letterhead of KPMG Peat Marwick]
                Independent Auditors' Consent
The Board of Directors
National Health Laboratories Incorporated:
We consent to the use of our reports incorporated herein by
reference and to the reference to our firm under the heading
"Experts" in the prospectus.
                              /s/  KPMG Peat Marwick
San Diego, California
April 13, 1994